Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 24, 2014 (this “Amendment”), among BIG HEART PET BRANDS (formerly known as Del Monte Corporation), a Delaware corporation as successor by merger to Del Monte Foods Company (the “Borrower”), Blue Acquisition Group, Inc. (“Holdings”), each of the lenders that is a signatory hereto; and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacity, together with its successors, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 8, 2011 (as amended by Amendment No. 1 dated as of February 5, 2013, the “Credit Agreement”) (capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrower intends to make a prepayment of Initial Terms Loans from the proceeds of the Consumer Products Asset Sale (as defined herein) in an aggregate amount of $881,000,000 in accordance with Section 5.2(a) of the Credit Agreement on the Amendment No. 2 Effective Date;

WHEREAS, Section 13.1 of the Credit Agreement permits amendment of the Credit Agreement with the consent of the Administrative Agent, the Borrower and the Lenders providing the replacement term loan tranche to permit the refinancing of all outstanding Initial Term Loans of any Class with a replacement term loan tranche thereunder;

WHEREAS, J.P. Morgan Securities LLC and KKR Capital Markets LLC will act as joint lead arrangers and joint bookrunners under the Amended Credit Agreement (as defined below) and this Amendment;

WHEREAS, upon the effectiveness of this Amendment, each Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have converted all (or such lesser amount as the Administrative Agent may allocate) of its Initial Term Loans under the Credit Agreement (which existing Initial Term Loans shall thereafter no longer be deemed to be outstanding) into Initial Term Loans under the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”), in the same aggregate principal amount as such Lender’s Initial Term Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate), and thereafter be a Lender under the Amended Credit Agreement and shall be deemed to have consented to the Amendment;

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Loan Parties and Required Lenders wish to make certain other amendments to the Credit Agreement;

WHEREAS, the Administrative Agent and the Lenders signatory hereto are willing to so agree pursuant to Section 13.1 of the Credit Agreement, subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.        Amendments.

(a)        The following defined terms are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

  “Amendment No. 2” shall mean Amendment No. 2 to this Agreement dated as of February 24, 2014.

  “Amendment No. 2 Effective Date” shall mean February 24, 2014, the date on which the conditions precedent set forth in Section 3 of Amendment No. 2 are satisfied.

  “Cashless Settlement Option” shall have the meaning assigned to such term in the Consent (as such term is defined in Amendment No. 2) to Amendment No. 2.

  “Consumer Products Asset Sale” means the sale of the Borrower’s consumer products business to Del Monte Pacific Limited pursuant to that certain Purchase Agreement dated October 9, 2013.

  “Consumer Products Asset Sale Proceeds” means the Net Cash Proceeds from the Consumer Products Asset Sale.

  “Consumer Products Asset Sale Prepayment” means the prepayment of $881.0 million of Initial Term Loans on the Amendment No. 2 Effective Date using the Consumer Products Asset Sale Proceeds.

  “Impacted Interest Period” shall mean, with respect to a LIBOR Screen Rate, an Interest Period which shall not be available at the applicable time.

  “Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBOR Screen Rates) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period. When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.

  “LIBOR Screen Rate” shall mean the London interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion; provided, that, if any LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(b)        The definition of “ABR” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “2.00%” therein and replacing it with “1.75%”.

(c)        The definition of “Applicable ABR Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

  “Applicable ABR Margin” shall mean, with respect to each ABR Loan that is an Initial Term Loan, 1.75%.

(d)        The definition of “Applicable LIBOR Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

  “Applicable LIBOR Margin” shall mean, with respect to each LIBOR Loan that is an Initial Term Loan, 2.75%

(e)        The definition of “BBA LIBOR” in Section 1.1 of the Credit Agreement is hereby deleted.

(f)        The definition of “Cashless Option Lender” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “Amendment No. 1” with “Amendment No. 2”.

(g)        The definition of “Initial Term Loan Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “March 8, 2018” with “March 8, 2020”

(h)        The definition of “LIBOR Rate” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the following:

  “LIBOR Rate” shall mean, for any Interest Period with respect to a LIBOR Loan of any currency, the LIBOR Screen Rate as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in such currency for such Interest Period; provided that if a LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period, then the LIBOR Rate for such currency and Interest Period shall be the Interpolated Rate; provided, further, that in no event shall the LIBOR Rate for any Interest Period at any time be less than 0.75% per annum.

(i)        The definition of “Maximum Incremental Facilities Amount” in Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end of such definition: “, in each case, incurred pursuant to the foregoing clause (a)(i).”

(j)        Section 2.1 of the Credit Agreement is hereby amended by adding the following as the third paragraph with the following:

“Subject to and upon the terms and conditions set forth herein, each Cashless Option Lender and JPMorgan Chase Bank, N.A. (which shall in such capacities be Lenders) agrees to make and/or convert its existing Initial Term Loans into a loan or loans to the Borrower on the Amendment No. 2 Effective Date (which shall replace the Initial Term Loans outstanding after giving effect to the Consumer Products Asset Sale Prepayment and be considered Initial Term Loans for all purposes hereunder), in an amount equal to (x) its Cashless Settlement Option allocation in accordance with Amendment No. 2 in the case of each Cashless Option Lender and (y) $206,277,870.68 in the case of JPMorgan Chase Bank, N.A. The initial Interest Periods for all LIBOR Rate Initial Term Loans made and/or converted from exiting Initial Term Loans on the

Amendment No. 2 Effective Date shall be the same Interest Periods applicable to the LIBOR Rate Initial Term Loans immediately prior to the Amendment No. 2 Effective Date. Notwithstanding the foregoing, any Cashless Option Lender as defined in accordance with Amendment No. 2 shall not actually make a loan on the Amendment No. 2 Effective Date but shall be deemed to have rolled over its Initial Term Loans outstanding after giving effect to the Consumer Products Asset Sale Prepayment under and as defined in the Credit Agreement in accordance with Amendment No. 2.

(k)        Section 2.5(b) of the Credit Agreement is hereby amended and restated as follows:

The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Initial Term Loan Lenders, on each date set forth below (or, if not a Business Day, the immediately preceding Business Day) (each, an “Initial Term Loan Repayment Date”), a principal amount in respect of the Initial Term Loans equal to (x) the outstanding principal amount of Initial Term Loans on the Amendment No. 2 Effective Date multiplied by (y) the percentage set forth below opposite such Initial Term Loan Repayment Date (each, an “Initial Term Loan Repayment Amount”):

Date	Initial Term Loan
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
Initial Term Loan Maturity Date	Remaining outstanding amounts

(l)        Section 2.9 of the Credit Agreement shall be amended by deleting the following: “nine or”.

(m)       Section 5.1(b) of the Credit Agreement is hereby amended by deleting the phrase “Amendment No. 1 Effective Date” and replacing it with “Amendment No. 2 Effective Date”.

(n)        Section 5.2(a) of the Credit Agreement shall be amended by adding the following proviso to the end thereof: “; provided further that, within 60 days after the Amendment No. 2 Effective Date, the Borrower may use the portion of the Consumer Products Asset Sale Proceeds not otherwise applied to make the Consumer Products Asset Sale Prepayment to prepay, redeem, defease, repurchase or acquire or retire for value the outstanding Senior Notes as of the Amendment No. 2 Effective Date and shall not be required to prepay the Term Loans with such amount.”

(o)        Section 5.2(a)(ii) of the Credit Agreement shall be amended by deleting the phrase “fiscal year ending April 29, 2012” and replacing it with “fiscal year ending April 29, 2015”

(p)        Section 5.2(c) of the Credit Agreement shall be amended by adding the following sentence at the end of such section:

“Notwithstanding anything to the contrary contained in this Section 5.2(c), the Consumer Products Asset Sale Prepayment shall be applied (i) first to the Initial Term Loans held by Lenders that are not Cashless Option Lenders (on a pro rata basis) and (ii) second to the Initial Term Loans held by Cashless Option Lenders as determined by the Administrative Agent in its sole discretion.”

(q)        Section 5.2(h) of the Credit Agreement shall be amended by adding the following sentence at the end of such section:

“Notwithstanding anything to the contrary contained in this Section 5.2(h), the rights of the Term Loan Lenders to reject its pro rata share of a mandatory prepayment pursuant to this Section 5.2(h) shall not apply to the Consumer Products Asset Sale Prepayment, which shall be made on the Amendment No. 2 Effective Date.”

(r)         Section 9.13 of the Credit Agreement is hereby amended and restated as follows:

“9.13.   Use of Proceeds.

  (a)        The Borrower will use the proceeds of the Initial Term Loans incurred on the Closing Date, the Senior Notes Offering and a portion of the proceeds of borrowings under the ABL Facility to effect the Transactions.

  (b)        The Borrower will use the proceeds of the Initial Term Loans incurred on the Amendment No. 2 Effective Date to refinance existing Initial Term Loans outstanding immediately prior to the Amendment No. 2 Effective Date.

(s)        Section 10.5(b) of the Credit Agreement shall be amended by adding the following clause (20) to the end thereof: “(20) within 60 days after the Amendment No. 2 Effective Date, the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Senior Notes outstanding as of the Amendment No. 2 Effective Date with the portion of the Consumer Products Asset Sale Proceeds not otherwise applied to make the Consumer Products Asset Sale Prepayment;”

SECTION 2.        Lenders.  Each Cashless Option Lender and JPMorgan Chase Bank, N.A. hereby agrees, on the Amendment No. 2 Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to make or roll over, as applicable, its Initial Term Loans in accordance with Section 2.1 of the Amended Credit Agreement. Such parties shall, effective on the Amendment No. 2 Effective Date, automatically become parties to the Amended Credit Agreement as a Lender. Each Lender under the Credit Agreement that signs a Consent agrees that to the extent its Initial Term Loans under the Credit Agreement are being repaid on the Amendment No. 2 Effective Date it waives any amounts it may be entitled to under Section 2.11 of the Credit Agreement in connection with such repayment.

SECTION 3.        Conditions of Effectiveness.  This Amendment and the amendment of the Credit Agreement as set forth in Section 1 hereof shall become effective as of the first date (such date being referred to as the “Amendment No. 2 Effective Date,” which date is February 24, 2014) when each of the following conditions shall have been satisfied:

(a)        The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, (B) the Required Lenders, (C) the Cashless Option Lenders and (D) JPMorgan Chase Bank, N.A.

(b)        The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Borrower, dated the Amendment No. 2 Effective Date and addressed to the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(c)        The Borrower shall have paid to the Administrative Agent for the account of each Term Loan Lender, an upfront fee equal to 0.25% of the aggregate principal amount of the Initial Term Loans held by Term Loan Lenders on the Amendment No. 2 Effective Date.

(d)        Payment of all reasonable fees and expenses due to the Administrative Agent (as agreed to in writing between the Administrative Agent and the Borrower) (including, without limitation, fees and reasonable out-of-pocket expenses of Cahill Gordon & Reindel llp, counsel to the Administrative Agent), in each case required to be paid on the Amendment No. 2 Effective Date. Simultaneous with effectiveness, the Lenders (other than the Cashless Option Lenders (except in connection with the Consumer Products Asset Sale Prepayment) and JPMorgan Chase Bank, N.A.) under the existing Credit Agreement shall have been paid all accrued principal and interest under the Credit Agreement.

(e)        The representations and warranties of each Credit Party contained in Article VIII of the Credit Agreement or in any other Credit Document shall be true and correct in all material respects (in each case, except to the extent that any representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects on such respective dates.

(f)        No Default shall exist, or would result from the effectiveness of this Amendment or from the application of the proceeds thereof.

(g)        The Borrower shall have delivered to the Administrative Agent a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Credit Party relating thereto) and, if any such Mortgaged Property is located in a special flood hazard area, evidence of flood insurance to the extent required pursuant to the Credit Agreement.

(h)        The Borrower shall have made the Consumer Products Asset Sale Prepayment.

SECTION 4.        Representations and Warranties.  Each of Holdings and the Borrower represents and warrants as to itself as follows as of the date hereof:

  (a)        Neither the execution, delivery or performance of the Amendment nor compliance with the terms and provisions thereof and the other transactions contemplated hereby will (i) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of such Credit Party’s Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of such Credit Party’s Restricted Subsidiaries is a party or by which it or any of its property or assets is bound other than any such breach, default or Lien that could not reasonably be expected to result in a Material Adverse Effect or (iii) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of such Credit Party’s Restricted Subsidiaries.

  (b)        Such Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. Such Credit Party has duly executed and delivered this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION 5.        Further Assurances.    The Borrower agrees, within 90 days of the Amendment No. 2 Effective Date (unless extended by the Collateral Agent in its reasonable discretion), to take such actions requested by the Collateral Agent pursuant to section 9.14(a) of the Credit Agreement in connection with this Amendment (which, for avoidance of doubt, may include, without limitation, the execution and filing of mortgage amendments, delivery of date down title insurance endorsements and local counsel opinions, each in form and substance reasonably acceptable to the Administrative Agent).

SECTION 6.        Reference to and Effect on the Credit Agreement and the Credit Documents.

(a)        On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 2 (i.e., the Amended Credit Agreement).

(b)        The Credit Agreement and each of the other Credit Documents, as specifically amended by this Amendment are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Credit Documents, in each case, as amended by this Amendment and all guarantees and grants of security interests are hereby reaffirmed by each Credit Party.

(c)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative

Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Credit Document.

(d)        By executing and delivering a copy of this Amendment, the Borrower hereby agrees and confirms, on behalf of itself and each other Credit Party, that all Obligations (including those created hereby) shall continue to be guaranteed and secured pursuant to the Credit Documents.

SECTION 7.        Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8.        Governing Law; Waivers.

(I)        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(II)       EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY:

  (A)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

  (B)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

  (C)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH ON SCHEDULE 13.2 OF THE CREDIT AGREEMENT AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 13.2 OF THE CREDIT AGREEMENT;

  (D)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

  (E)        WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 7 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

EACH CREDIT PARTY AND EACH LENDER AND AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BIG HEART PET BRANDS,
as Borrower

By:	/s/ Larry E. Bodner
	Name:	Larry E. Bodner
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

BLUE ACQUISITION GROUP, INC.,
as Holdings

By:	/s/ Larry E. Bodner
	Name:	Larry E. Bodner
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

[Amendment No. 2]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Lender

By:	/s/ Tony Yung
	Name:	Tony Yung
	Title:	Executive Director